EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

magicJack Vocaltec Ltd.
Netanya, Israel

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171771) and Form F-3 ( No 333-169659 and 333-172471) of magicJack VocalTec, Ltd. of our reports dated March 15, 2012, relating to the consolidated financial statements and the effectiveness of magicJack VocalTec, Ltd.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Certified Public Accountants
West Palm Beach, Florida

March 15, 2012